UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: August 21, 2023

(Date of earliest event reported)

PERMIAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 695-4222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

Transaction Structure and Consideration

On August 21, 2023, Permian Resources Corporation, a Delaware corporation (“Permian Resources”), Smits Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Permian Resources (“Merger Sub I”), Smits Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Permian Resources (“Merger Sub II”) and Permian Resources Operating, LLC, a Delaware limited liability company (“PR OpCo”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Earthstone Energy, Inc., a Delaware corporation ( “Earthstone”) and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“ESTE OpCo”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (i) Merger Sub I will be merged with and into Earthstone (the “Initial Company Merger”), with Earthstone surviving the Initial Company Merger as a wholly owned subsidiary of Permian Resources (the “Initial Surviving Corporation”), (ii) following the Initial Company Merger, the Initial Surviving Corporation will be merged with and into Merger Sub II (the “Subsequent Company Merger” and, together with the Initial Company Merger, the “Company Mergers”), with Merger Sub II surviving the Subsequent Company Merger as a wholly owned subsidiary of Permian Resources (in such capacity, the “Surviving Company”), and (iii) following the Company Mergers, ESTE OpCo will be merged with and into PR OpCo (the “OpCo Merger,” and, collectively with the Company Mergers, the “Mergers”), with PR OpCo surviving the OpCo Merger.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Initial Company Merger (the “Initial Company Merger Effective Time”), by virtue of the Initial Company Merger, (i) each share of capital stock of Merger Sub I issued and outstanding immediately prior to the Initial Company Merger Effective Time will be converted into and will represent one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of the Initial Surviving Corporation, which will constitute the only outstanding shares of common stock of the Initial Surviving Corporation immediately following the Initial Company Merger Effective Time, (ii) each share of Earthstone’s Class A common stock, par value $0.001 per share (the “ESTE Class A Common Stock”), issued and outstanding immediately prior to the Initial Company Merger Effective Time (excluding certain Excluded Shares (as such term is defined in the Merger Agreement)) will be converted automatically into the right to receive a number of validly issued, fully paid and nonassessable shares of Permian Resources’ Class A common stock, par value $0.0001 per share (“PR Class A Common Stock” and such consideration the “Class A Merger Consideration”) equal to 1.446 (the “Exchange Ratio”), with cash to be paid in lieu of fractional shares and (iii) each share of Earthstone’s Class B common stock, par value $0.001 per share (the “ESTE Class B Common Stock” and together with the ESTE Class A Common Stock, the “ESTE Common Stock”), issued and outstanding immediately prior to the Initial Company Merger Effective Time (excluding certain Excluded Shares and Appraisal Shares (as such term is defined in the Merger Agreement)) will be converted automatically into the right to receive a number of validly issued, fully paid and nonassessable shares of Permian Resources’ Class C common stock, par value $0.0001 per share (the “PR Class C Common Stock” and, together with the PR Class A Common Stock, the “PR Common Stock”), equal to the Exchange Ratio.

At the effective time of the Subsequent Company Merger (the “Subsequent Company Merger Effective Time”), by virtue of the Subsequent Company Merger, (i) each share of capital stock of the Initial Surviving Corporation issued and outstanding immediately prior to the Subsequent Company Merger Effective Time will be converted into and will represent one validly issued, fully paid and nonassessable unit of the Surviving Company and (ii) each unit of Merger Sub II will be unaffected by the Subsequent Company Merger and will remain outstanding as a unit of the Surviving Company.

At the effective time of the OpCo Merger, by virtue of the OpCo Merger, each ESTE OpCo Unit issued and outstanding immediately prior to the effective time of the OpCo Merger (the “Eligible ESTE OpCo Units”) will convert into the right to receive from PR OpCo a number of PR OpCo Units equal to the Exchange Ratio, with cash to be paid in lieu of fractional units; provided, that Earthstone and its wholly subsidiaries will receive, in exchange for their Eligible ESTE OpCo Units, a number of PR OpCo Units equal, in the aggregate, to the number of shares of PR Class A Common Stock that are issued in connection with the Initial Company Merger, with cash to be paid in lieu of any fractional units.

Treatment of Company Equity Awards

At the Initial Company Merger Effective Time, to the extent provided for in the applicable award agreement as in place at the Initial Company Merger Effective Time, each Company restricted stock unit that vests solely on the basis of time (each, a “Earthstone RSU”) that is outstanding immediately prior to the Initial Company Merger Effective Time will automatically, by virtue of the occurrence of the closing of the Mergers, (i) vest in full immediately prior to the Initial Company Merger Effective Time (including any dividend equivalents credited with respect to such Earthstone RSUs that remain unpaid as of the Initial Company Merger Effective Time) and (ii) be canceled and converted into the right to receive, at the Initial Company Merger Effective Time, without interest, the Class A Merger Consideration with respect to each share of ESTE Class A Common Stock subject to such Earthstone RSU (including any dividend equivalents credited with respect to such Earthstone RSUs that remain unpaid as of the Initial Company Merger Effective Time).

Further, at the Initial Company Merger Effective Time, to the extent provided for in the applicable award agreement as in place at the Initial Company Merger Effective Time, each Company restricted stock unit subject to performance-based vesting (each, a “Earthstone PSU”) that is outstanding immediately prior to the Initial Company Merger Effective Time will automatically, by virtue of the occurrence of the closing of the Mergers, (i) vest immediately prior to the Initial Company Merger Effective Time (including with respect to any dividend equivalents credited with respect to such Earthstone PSUs that remain unpaid as of the Initial Company Merger Effective Time), based on the attainment of the applicable performance metrics at the maximum level of performance (equal to 200% of the Target Units (such term as defined in the applicable award agreement)) as of the Initial Company Merger Effective Time in accordance with the terms of Earthstone’s Amended and Restated 2014 Long-Term Incentive Plan and applicable award agreements in effect as of the Initial Company Merger Effective Time, and (ii) be cancelled and converted into the right to receive, without interest, the Class A Merger Consideration with respect to each share of ESTE Class A Common Stock subject to such Earthstone PSU (including any dividend equivalents credited with respect to such Earthstone PSUs that remain unpaid as of the Initial Company Merger Effective Time).

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties of Permian Resources and Earthstone relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers.

Pursuant to the Merger Agreement, Earthstone will have the ability to declare during the interim period, to be paid upon closing, dividends and corresponding distributions to the holders of ESTE Class A Common Stock and ESTE OpCo Units that are generally equivalent to those dividends and distributions that would have been received during the interim period by the holders of ESTE Class A Common Stock and ESTE OpCo Units with respect to their PR Class A Common Stock and PR OpCo LLC Units to be received as merger consideration, had the Mergers been completed on or prior to August 15, 2023, the record date set by Permian Resources for the dividend and corresponding distribution it will pay on August 23, 2023.

Additionally, the Merger Agreement provides for pre-closing covenants of Permian Resources and Earthstone, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the other party’s consent. The Merger Agreement also contains covenants of Permian Resources not to solicit proposals relating to alternative transactions or enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that its stockholders approve the issuance of shares of PR Common Stock in accordance with terms of the Merger Agreement (the “PR Stock Issuance”). The Merger Agreement also contains covenants of Earthstone not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that its stockholders approve and adopt the Merger Agreement.

Conditions to the Mergers

The completion of the Mergers is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from Permian Resources’ and Earthstone’s stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, (iii) the absence of any governmental order or law that makes consummation of the Mergers and the related transactions illegal or otherwise prohibited, (iv) Permian Resources’

registration statement on Form S-4 having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (v) PR Class A Common Stock issuable in connection with the Mergers having been authorized for listing on the New York Stock Exchange, subject to official notice of issuance (including shares issuable upon the exchange of PR OpCo Units and PR Class C Common Stock to be issued pursuant to the Merger Agreement), (vi) delivery and execution of the amended and restated PR OpCo LLC Agreement and (vii) the receipt by Earthstone of a customary opinion that the Company Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. tax code, except with respect to certain exceptions. The obligation of each party to consummate the Mergers is also conditioned upon certain of the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

Recommendations of Permian Resources Board

The board of the directors of Permian Resources (“Permian Resources Board”) has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated thereby, including the PR Stock Issuance, are fair to, and in the best interests of Permian Resources and its stockholders, (ii) approved and declared advisable the execution, delivery and performance by Permian Resources of the Merger Agreement and the consummation of the Mergers and the other transactions contemplated thereby, including the PR Stock Issuance, and (iii) directed that the PR Stock Issuance be submitted to Permian Resources’ stockholders for approval at a meeting of such stockholders and recommended that Permian Resources’ stockholders approve the PR Stock Issuance.

No Solicitation

From and after the date of the Merger Agreement, except as expressly contemplated in the Merger Agreement, each of Permian Resources and Earthstone have agreed that neither it nor its officers and directors, will, and will cause the its subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of Permian Resources or Earthstone, as applicable, and its subsidiaries not to, directly or indirectly, (i) initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to result in or lead to an alternative business combination proposal with respect to itself (a “Competing Proposal”), (ii) engage in, continue or otherwise participate in any discussions or negotiations with respect to, relating to, or in furtherance of a Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal, (iii) furnish any information or access to the properties, assets or employees of Permian Resources or Earthstone, as the case may be, in connection with or in response to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal, (iv) enter into any letter of intent or agreement in principle, or other agreement providing for a Competing Proposal or (v) submit any Competing Proposal to the vote of the stockholders of Permian Resources or Earthstone, as the case may be.

Changes in Recommendation

Prior to, but not after, the approval by Permian Resources’ stockholders of the PR Stock Issuance (the “Permian Resources Stockholder Approval”), the Permian Resources Board may, in response to an unsolicited superior proposal for an alternative transaction or an intervening event, effect a change to the Permian Resources Board’s recommendation of the Permian Resources Stockholder Approval in certain limited circumstances, subject to complying with certain notice and other specified conditions, including giving Earthstone the opportunity to propose revisions to the terms of the Merger Agreement during the applicable match right period as set forth in the Merger Agreement.

Prior to, but not after, receipt of the approval by Earthstone’s stockholders (the “Earthstone Stockholder Approval”), the board of directors of Earthstone (the “Earthstone Board”) may, in response to an unsolicited superior proposal for an alternative transaction or an intervening event, effect a change to the Earthstone Board’s recommendation of the Earthstone Stockholder Approval in certain limited circumstances, subject to complying with certain notice and other specified conditions, including giving Permian Resources the opportunity to propose revisions to the terms of the Merger Agreement during the applicable match right period as set forth in the Merger Agreement.

Termination Rights

The Merger Agreement contains certain termination rights for each of Permian Resources and Earthstone, including, among others, if the Mergers are not consummated by April 21, 2024 (or August 21, 2024 if such date is extended per the terms of the Merger Agreement) (such date, the “Outside Date”). Upon termination of the Merger Agreement under specified circumstances, including the termination by Earthstone in the event of a change of recommendation by the Permian Resources Board, Permian Resources would be required to pay Earthstone a termination fee of $175.0 million. Upon termination of the Merger Agreement under specified circumstances, including the termination by Permian Resources in the event of a change of recommendation by the Earthstone Board, Earthstone would be required to pay Permian Resources a termination fee of $87.5 million. Upon termination of the Merger Agreement by either Permian Resources or Earthstone following a failure to obtain the requisite Permian Resources stockholder approval, Permian Resources would be required to pay Earthstone’s expenses in the amount of $50.0 million. Upon termination of the Merger Agreement by either Permian Resources or Earthstone following a failure to obtain the requisite Company stockholder approval, Earthstone would be required to pay Permian Resources expenses in the amount of $25.0 million.

Corporate Governance

Permian Resources is required to take all necessary corporate action so that prior to the Initial Company Merger Effective Time, the size of the Permian Resources Board be comprised of 11 directors and, upon the Initial Company Merger Effective Time, (i) one individual designated by Earthstone will be appointed to the to serve as a Class I director, with a term ending at the 2026 annual meeting and (ii) one individual designated by Earthstone will be serve as a Class III director, with a term ending at the 2025 annual meeting.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Voting and Support Agreements

As an inducement to Earthstone entering into the Merger Agreement, on August 21, 2023, certain existing stockholders of Permian Resources (the “Permian Resources Supporting Stockholders”) entered into those certain Voting and Support Agreements with Permian Resources (the “Permian Resources Support Agreements”), by and among Permian Resources, Earthstone and the Permian Resources Supporting Stockholders party thereto, pursuant to which the Permian Resources Supporting Stockholders have agreed to vote their shares in favor of the matters to be submitted to Permian Resources’ stockholders in connection with the issuance of PR Common Stock in connection with the Merger Agreement and the related transactions contemplated thereby, subject to the terms and conditions set forth in the respective Permian Resources Support Agreements. The Permian Resources Supporting Stockholders, collectively, hold approximately 49% of the outstanding voting power of Permian Resources.

Additionally, as an inducement to Permian Resources entering into the Merger Agreement, on August 21, 2023, certain existing stockholders of Earthstone (collectively, the “Earthstone Supporting Stockholders”) entered those certain Voting and Support Agreements (the “Earthstone Support Agreements”), by and among Permian Resources, Earthstone, and the Earthstone Supporting Stockholders party thereto, pursuant to which, among other things, the Earthstone Supporting Stockholders have agreed not to transfer any of their shares of ESTE Class A Common Stock or ESTE Class B Common Stock or ESTE OpCo Membership Interests and to vote their shares of ESTE Common Stock in favor of the matters to be submitted to Earthstone’s stockholders in connection with the adoption of the Merger Agreement and approval of the transactions contemplated thereby, in each case, subject to the terms and conditions therein. The Company Supporting Stockholders, collectively, hold approximately 48% of the outstanding voting power of Earthstone.

The foregoing summaries of the Permian Resources Support Agreements and Earthstone Support Agreements are qualified in their entirety by reference to the full text of the Permian Resources Support Agreements, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, and the Earthstone Support Agreements, copies of which are attached as Exhibit 10.5 and Exhibit 10.6, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On August 21, 2023, concurrently with the execution of the Merger Agreement, and to be effective upon the closing of the Mergers, Permian Resources, certain stockholders of Permian Resources and certain stockholders of Earthstone have entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among Permian Resources and the parties listed on the signature pages thereto, pursuant to which Permian Resources will grant to such entities certain demand, “piggy-back” and shelf registration rights with respect to the shares of PR Class A Common Stock to be received by such entities in the Mergers, subject to certain customary thresholds and conditions. Permian Resources agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto. The parties to the Registration Rights Agreement will be restricted from the sale and/or transfer of the PR Class A Common Stock for a period of six months following the closing of the Mergers, subject to certain exceptions.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On August 21, 2023, in connection with the announcement of the Merger Agreement, Permian Resources sent a written communication to its employees, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Permian Resources and Earthstone expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “strive,” “allow,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed business combination between Permian Resources and Earthstone pursuant to the Merger Agreement (the “Transaction”), pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of Permian Resources may not approve the issuance of new shares of common stock in the Transaction or that stockholders of Earthstone may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Permian Resources’ common stock or Earthstone’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Permian Resources and Earthstone to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Permian Resources’ and Earthstone’s control, including those detailed in Permian Resources’ annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://permianres.com and on the SEC’s website at http://www.sec.gov, and those detailed in Earthstone’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://www.earthstoneenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Permian Resources and Earthstone believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Permian Resources and Earthstone undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

No Offer or Solicitation

This communication relates to the Transaction between Permian Resources and Earthstone. This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information

In connection with the Transaction, Permian Resources will file with the SEC, a registration statement on Form S-4 (the “Registration Statement”), that will include a joint proxy statement of Permian Resources and Earthstone and a prospectus of Permian Resources (the “Joint Proxy Statement/Prospectus”). The Transaction will be submitted to Permian Resource’s stockholders and Earthstone’s stockholders for their consideration. Permian Resources and Earthstone may also file other documents with the SEC regarding the Transaction. The definitive Joint Proxy Statement/Prospectus will be sent to the stockholders of Permian Resources and Earthstone. This document is not a substitute for the Registration Statement and Joint Proxy Statement/Prospectus that will be filed with the SEC or any other documents that Permian Resources and Earthstone may file with the SEC or send to stockholders of Permian Resources and Earthstone in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF PERMIAN RESOURCES AND EARTHSTONE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PERMIAN RESOURCES AND EARTHSTONE, THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and all other documents filed or that will be filed with the SEC by Permian Resources and Earthstone through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Permian Resources will be made available free of charge on Permian Resources’ website at https://www.permianres.com under the “Investor Relations” tab or by directing a request to Investor Relations, Permian Resources Corporation, 300 N. Marienfeld Street, Suite 1000, Midland, TX 79701, Tel. No. (432) 695-4222. Copies of documents filed with the SEC by Earthstone will be made available free of charge on Earthstone’s website at https://www.earthstoneenergy.com, under the “Investors” tab, or by directing a request to Investor Relations, Earthstone Energy, Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX 77380, Tel. No. (281) 298-4246.

Participants in the Solicitation

Permian Resources, Earthstone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding Permian Resources’ executive officers and directors is contained in the proxy statement for Permian Resources’ 2023 Annual Meeting of Stockholders filed with the SEC on April 11, 2023 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Permian Resources’ website at https://permianres.com. Information regarding Earthstone’s directors and executive officers is contained in the proxy statement for Earthstone’s 2023 Annual Meeting of Stockholders filed with the SEC on April 27, 2023, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Earthstone’s website at https://www.earthstoneenergy.com.

Investors may obtain additional information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, by reading the Registration Statement, Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the Transaction when they become available. Stockholders of Permian Resources and Earthstone, potential investors and other readers should read the Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2023, among Permian Resources Corporation, Smits Merger Sub I Inc., Smits Merger Sub II LLC, Permian Resources Operating, LLC, Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC.

10.1	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc., William M. Hickey, III and James Walter.

10.2	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc., NGP XI US Holdings, L.P., NGP Pearl Holdings II, LLC and Luxe Energy, LLC.

10.3	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc. and Pearl Energy Investments, L.P., Pearl Energy Investments II, L.P. and Pearl CIII Holdings, L.P.

10.4	Voting and Support Agreement, dated August 21, 2023, by and among Permian Resources Corporation, Earthstone Energy, Inc. and Riverstone VI Centennial QB Holdings, L.P., REL US Centennial Holdings, LLC, Riverstone Non-ECI USRPI AIV, L.P. and Silver Run Sponsor, LLC.

10.5	Voting and Support Agreement, dated August 21, 2023, by and among Earthstone Energy, Inc., Permian Resources Corporation, EnCap Energy Capital Fund VII, L.P., Bold Energy Holdings, LLC and EnCap Energy Capital Fund XI. L.P.

Exhibit No.	Description

10.6	Voting and Support Agreement, dated August 21, 2023, by and among Earthstone Energy, Inc., Permian Resources Corporation, Cypress Investments, LLC and Broken Oak Investments, LLC.

10.7	Registration Rights Agreement, dated August 21, 2023, by and among Permian Resources Corporation and the parties from time to time listed on the signature pages thereto.

99.1	Co-CEO Memo to Permian Resources Employees.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ GUY M. OLIPHINT
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	August 21, 2023